UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Fort Lauderdale, FL 33312

(Address of principal executive offices)

(954) 715-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2020, VPR Brands, LP (the “Partnership”) executed the Second Amendment (the “Second Amendment”) to Limited Partnership Agreement (the “Agreement”) in order to create a new class of Partnership securities titled Class A preferred units.

Pursuant to Section 5.6 of the Agreement, Soleil Capital Management LLC, the Partnership’s general partner (the “General Partner”) may, without the approval of the Partnership’s limited partners, issue additional Partnership securities for any Partnership purpose at any time and from time to time for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any limited partners, an that each additional Partnership interest authorized to be issued by the Partnership may be issued in one or more classes, or one of more series of any such classes, with such designations, preferences, rights, powers and duties as shall be fixed by the General Partner in its sole discretion. Pursuant to Section 13.1 of the Agreement, the General Partner may, without the approval of any partner, any unitholder or any other person, amend any provision of the Agreement to reflect any amendment expressly permitted in the Agreement to be made by the General Partner acting along, therefore including the creation of a new class of Partnership securities.

The designation, powers, preferences and rights of the Class A preferred units and the qualifications, limitations and restrictions thereof are contained in the Second Amendment, and are summarized as follows:

Number and Stated Value. The number of authorized Class A preferred units is 1,000,000. Each Class A preferred unit will have a stated value of $2.00 (the “Stated Value”).

Rights. Except as set forth in the Second Amendment, each Class A preferred unit has all of the rights, preferences and obligations of the Partnership’s common units as set forth in the Agreement and shall be treated as a common unit for all other purposes of the Agreement.

Dividends.

Rate. Each Class A preferred unit is entitled to receive an annual dividend at a rate of 8% per annum on the Stated Value., which shall accrue on a monthly basis at the rate of 0.6666% per month, non-compounding, and shall be payable in cash within 30 days of each calendar year for which the dividend is payable.

Liquidation. In the event of a liquidation, dissolution or winding up of the Partnership, a merger or consolidation of the Partnership wherein the Partnership is not the surviving entity, or a sale of all or substantially all of the assets of the Partnership, each Class A unit will be entitled to receive, prior an in preference to any distribution of any of the assets or surplus funds of the Partnership to the holders of common units or any other Partnership securities ranking junior to the Class A preferred units, or to the General Partner, an amount per Class A preferred unit equal to any accrued but unpaid dividends. If, upon such an event and after the payment of preferential amounts required to be paid to holders of any Partnership securities having a ranking upon liquidation senior to the Class A preferred units, the assets of the Partnership available for distribution to the partners of the Partnership are insufficient to provide for both the payment of the full Class A liquidation preference and the preferential amounts (if any) required to be paid to holders of any other Partnership securities having a ranking upon liquidation pari passu with the Class A preferred units, such assets as are so available shall be distributed among the Class A preferred units and the holders of any other series of Partnership securities having a ranking upon liquidation pari passu with the Class A preferred units in proportion to the relative aggregate preferential amount each such holder is otherwise entitled to receive.

Conversion Rights.

Conversion. Upon notice, a holder of Class A preferred units has the right, at its option, to convert all or a portion of the Class A preferred units held into fully paid and nonassessable Partnership common units.

Conversion Price. Each Class A preferred unit is convertible into a number of common units equal to (x) the Stated Value plus any accrued and unpaid dividends, divided by (y) the Conversion Price (as hereinafter defined). The “Conversion Price” means 85% multiplied by the VWAP (as defined in the Second Amendment), representing a discount rate of 15%.

Conversion Limitation. In no event shall a holder of Class A preferred units be entitled to convert any of the Class A preferred units in excess of that number of Class A preferred units upon conversion of which the sum of (1) the number of common units beneficially owned by such holder and its affiliates (other than common units which may be deemed beneficially owned through the ownership of the unconverted Class A preferred units or the unexercised or unconverted portion of any other security of the Partnership subject to a limitation on conversion or exercise analogous to the limitations contained herein), and (2) the number of common units issuable upon the conversion of all Class A preferred units held by such holder would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding common units.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

3.1	Second Amendment, dated January 23, 2020, to Limited Partnership Agreement of VPR Brands, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2020	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Chief Executive Officer and Chief Financial Officer